EXHIBIT 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-265452-01) of Lloyds Bank plc of our report report dated 11 March 2021 relating to the financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
7 March 2023